CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Detroit Street Trust of our reports dated December 20, 2017, relating to the financial statements and financial highlights which appear in the October 31, 2017 Annual Reports to Shareholders of Janus Henderson SG Global Quality Income ETF, Janus Henderson Short Duration Income ETF, Janus Henderson Small Cap Growth Alpha ETF, Janus Henderson Small/Mid Cap Growth Alpha ETF, Janus Velocity Tail Risk Hedged Large Cap ETF, Janus Velocity Volatility Hedged Large Cap ETF, The Long-Term Care ETF, The Obesity ETF, and The Organics ETF (nine of the portfolios constituting Janus Detroit Street Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 28, 2018